Exhibit 99.1
Premier Exhibitions, Inc. Reports Second Quarter Fiscal 2010 Results
Revenue Increased 23% in the Second Quarter Compared to the First Quarter of Fiscal 2010
Atlanta, Georgia, October 07, 2009 — Premier Exhibitions, Inc. (NASDAQ: PRXI), a major developer of touring museum-quality exhibits, today announced financial results for the fiscal year 2010 second quarter ended August 31, 2009:
•	Total revenue decreased 11 percent to $13.4 million in the second quarter of fiscal 2010 from $15.1 million in the second quarter of fiscal 2009 due to lower Bodies attendance and decreased merchandise revenue reflecting the reduction in touring Bodies exhibits and the disposition of the merchandise subsidiary.

•	Gross profit increased 14 percent to $8.2 million in the second quarter of fiscal 2010 from $7.1 million in the second quarter of fiscal 2009.

•	The second quarter of fiscal 2010 GAAP loss of ($0.5) million or ($0.02) per share compares with a GAAP profit of $0.9 million or $0.03 per share for the second quarter of fiscal 2009.

•	For the second quarter of fiscal 2010, Adjusted EBITDA (a non-GAAP measure) was $0.8 million which compares with ($0.2) million in the second quarter of fiscal 2009. (1) Reconciled GAAP and non-GAAP financial measures are provided in the tables below.

•	The GAAP loss and Adjusted EBITDA for the second quarter of fiscal 2010 include $7.5 million of General and Administrative expenses as compared with $4.7 million in the 2009 quarter. The tables below include a summary of the major components of General and Administrative expense for the second quarters of fiscal 2009 and 2010, and indicate compensation expense excluding stock-based compensation decreased 58 percent. While the 2009 quarter benefited from a $2.6 million reversal of stock-based compensation expense, the 2010 quarter is impacted by items related to the restructuring of the business.

•	On August 31, 2009 total cash and marketable securities were $10.9 million and currently the Company has approximately $11.9 million in cash and marketable securities on hand and no debt.

•	Total attendance for the second quarter of fiscal 2010 decreased four percent to 1,324,495 compared with 1,374,472 in the second quarter of fiscal 2009.

•	Total days of operation for the second quarter of fiscal 2010 decreased 16 percent to 1,639 compared with 1,953 in the second quarter of fiscal 2009.
Chris Davino, Premier Exhibition’s Chief Executive Officer stated, “On a sequential quarterly basis, total revenue increased 23 percent, gross profit margin rose to 61 percent from 53 percent in the previous quarter, and our non-GAAP measure adjusted EBITDA improved by over $2 million. While it’s still early in the turnaround, the Company is now financially stable, leaner, and is working on a number of initiatives that should bear fruit in coming quarters. These new initiatives include sponsorship opportunities, the redesign and rebranding of certain exhibits, and new partnerships with key third parties. We expect to make several announcements about these new initiatives in the coming weeks and months.”
2Q10 Conference Call Information
Company management will host its second quarter fiscal 2010 conference call on October, 08, 2009 at 8:00 a.m. (EDT). Interested parties can access the call by dialing 1 (877) 874-1570 in the U.S. and 1 (719) 325-4839 internationally. Callers should reference confirmation code 5123143. A transcript of the conference call will be made available on the Company’s website: www.prxi.com.

(1)	Adjusted EBITDA
See Table 4 below for reconciliations of Adjusted EBITDA to GAAP Net income (loss).
This press release contains certain financial measures that are not prepared in accordance with GAAP (generally accepted accounting principles in the U.S.). Such financial measures are referred to herein as “non-GAAP” and are presented in this press release in accordance with Regulation G as promulgated by the Securities and Exchange Commission. A reconciliation of each such non-GAAP measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes each such non-GAAP financial measure provides useful information to investors, is provided below.
Adjusted EBITDA is a non-GAAP financial measure that the Company defines as earnings before certain unusual and/or non-cash charges, depreciation and amortization, loss (gain) on sale of operating assets, impairment of intangible assets and goodwill, and non-cash compensation expense. The Company uses Adjusted EBITDA to evaluate the performance of its operating segments. The Company believes that information about Adjusted EBITDA assists investors by allowing them to evaluate changes in the operating results of the Company’s portfolio of businesses separate from non-operational factors that affect net income, thus providing insights into both operations and the other factors that affect reported results. Adjusted EBITDA is not calculated or presented in accordance with GAAP. A limitation on the use of Adjusted EBITDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in the Company’s business. Accordingly, Adjusted EBITDA should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies. Therefore, Adjusted EBITDA as presented herein may not be comparable to similarly titled measures of other companies.
About Premier Exhibitions
Premier Exhibitions, Inc. (NASDAQ: PRXI) develops and tours museum quality exhibitions. Presently the Company operates and/or presents and promotes three different types of exhibitions:
•	“Titanic: The Artifact Exhibition,” “Titanic Aquatic” and “Titanic: Treasures from the Deep;”

•	“Bodies...The Exhibition,” and “Bodies Revealed;”

•	“Dialog in the Dark”.
Additional information about Premier Exhibitions is available at www.prxi.com.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve certain risks and uncertainties. The actual results or outcomes of Premier Exhibitions, Inc. may differ materially from those anticipated. Although Premier Exhibitions believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any such assumptions could prove to be inaccurate. Therefore, Premier Exhibitions can provide no assurance that any of the forward-looking statements contained in this press release will prove to be accurate.
In light of the significant uncertainties and risks inherent in the forward-looking statements included in this press release, such information should not be regarded as a representation by Premier Exhibitions that its objectives or plans will be achieved. Included in these uncertainties and risks are, among other things, fluctuations in operating results, general economic conditions, uncertainty regarding the results of certain legal proceedings and competition. Forward-looking statements consist of statements other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as “may,” “intend,” “expect,” “will,” “anticipate,” “estimate” or “continue” or the negatives thereof or other variations thereon or comparable terminology. Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Premier Exhibitions’ most recent Annual and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Premier Exhibitions does not undertake an obligation to update publicly any of its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Investor Contact:
John Stone
Chief Financial Officer
404.842.2600
john.stone@prxi.com

Table 1
Premier Exhibitions, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share data)

	August 31,
	2009	February 28,
	(unaudited)	2009
Assets

Current assets:
Cash and cash equivalents	$7,653	$4,452
Marketable securities	3,284	1,277
Accounts receivable, net of allowance for doubtful accounts of $2,080 and $754, respectively	5,265	5,009
Merchandise inventory, net of reserve of $182 and $147, respectively	546	431
Income taxes receivable	4,113	3,806
Deferred income taxes	2,087	1,408
Prepaid expenses and other current assets	2,058	4,981

Total current assets	25,006	21,364

Artifacts owned, at cost	3,063	3,081
Salvor’s lien	1	1
Property and equipment, net of accumulated depreciation of $9,376 and $8,518, respectively	14,876	15,706
Exhibition licenses, net of accumulated amortization of $4,887 and $4,427, respectively	4,207	7,225
Goodwill	—	2,567
Deferred income taxes	3,506	2,685
Note receivable	625	625
Other assets	250	521

	$51,534	$53,775

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable and accrued liabilities	$4,805	$11,712
Deferred revenue	676	2,340

Total current liabilities	5,481	14,052
Long-term liabilities:
Income taxes payable	1,191	1,166
Convertible promissory notes	12,000	—

Total long-term liabilities	13,191	1,166

Shareholders’ equity:
Common stock; $.0001 par value; authorized 65,000,000 shares issued and outstanding of 31,314,507 and 31,265,415 shares, respectively	3	3
Additional paid-in capital	45,293	44,691
(Accumulated deficit) retained earnings	(4,934)	1,384
Accumulated other comprehensive loss	(310)	(331)
Treasury stock, at cost; 1,066,449 shares	(7,190)	(7,190)

Total shareholders’ equity	32,862	38,557

	$51,534	$53,775

Table 2
Premier Exhibitions, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended		Three Months Ended
	August 31, 2008	May 31, 2009	August 31, 2009
	2Q09	1Q10	2Q10
Revenue:
Exhibition revenues	$12,636	$9,850	$12,503
Merchandise and other	2,468	1,087	937

Total revenue	15,104	10,937	13,440

Cost of revenue:
Exhibition costs	7,440	4,890	5,052
Cost of merchandise sold	522	252	213

Total cost of revenue (exclusive of depreciation and amortization shown separately below)	7,962	5,142	5,265

Gross profit	7,142	5,795	8,175

Operating expenses:
General and administrative	4,718	7,324	7,449
Depreciation and amortization	1,123	1,627	1,318
Impairment of goodwill and intangible assets	—	4,512	—

Total operating expenses	5,841	13,463	8,767

Income (Loss) from operations	1,301	(7,668)	(592)

Other (expense) income	78	(39)	(171)

Income (loss) before benefit from income taxes	1,379	(7,707)	(763)

Benefit from income taxes	(440)	1,902	250

Net income (loss)	$939	$(5,805)	$(513)

Net income (loss) per share:
Basic income (loss) per common share	$0.03	$(0.20)	$(0.02)

Diluted income (loss) per common share	$0.03	$(0.20)	$(0.02)

Shares used in basic per share calculations	29,203,500	29,696,954	30,212,306

Shares used in diluted per share calculations	31,245,556	29,696,954	30,212,306

Table 3
Premier Exhibitions, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended			Six Months
	August 31, 2008	May 31, 2009	August 31, 2009	August 31, 2009
	2Q09	1Q10	2Q10	1H10
Cash flows from operating activities:
Net loss	$939	$(5,805)	$(513)	$(6,317)

Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization	1,087	1,627	1,318	2,945
Stock-based compensation	(2,634)	212	100	312
Allowance for doubtful accounts	219	(439)	1,326	887
Impairment of goodwill and intangible assets	—	4,512	—	4,512
Excess tax benefit on the exercise of employee stock options	(5)			—
Stock issued in connection with lawsuit settlement	—	50	—	50
Changes in operating assets and liabilities:				—
(Increase) decrease in accounts receivable	(2,070)	1,100	(2,243)	(1,143)
(Increase) in merchandise inventories	—	—	(115)	(115)
Decrease (increase) in deferred income taxes	41	(983)	(515)	(1,498)
(Increase) decrease in prepaid expenses and other current assets	(1,596)	851	2,361	3,212
Decrease (increase) in income tax receivable	398	(364)	57	(307)
Increase (decrease) in deferred revenue	453	(435)	(1,229)	(1,664)
Increase (decrease) in accounts payable and accrued liabilities	2,460	(2,600)	(4,307)	(6,907)

Total adjustments	(1,647)	3,531	(3,247)	284

Net cash used in operating activities	(708)	(2,274)	(3,760)	(6,033)

Cash flows used by investing activities:
Purchases of property and equipment	(4,023)	(642)	(401)	(1,043)
Purchase of exhibition licenses	(829)	—	—	—
Purchase of marketable security	(19)	—	(2,007)	(2,007)

Net cash used by investing activities	(4,871)	(642)	(2,408)	(3,050)

Cash flows from financing activities:
Proceeds from issuance of convertible notes	—	6,000	6,000	12,000
Excess tax benefit on the exercise of employee stock options	5	—	—	—
Proceeds from option exercises	229	261	—	261

Net cash provided by financing activities	234	6,261	6,000	12,261

Effects of exchange rate changes on cash and cash equivalents	(22)	6	15	21

Net increase (decrease) in cash and cash equivalents	(5,367)	3,352	(153)	3,199
Cash and cash equivalents at beginning of year	—	4,452	—	4,452

Cash and cash equivalents at end of period	$(5,367)	$7,804	$(153)	$7,651

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$3	$48	$(48)	$—

Supplement disclosure of non-cash operating activities:
Non-cash withholding taxes receivable	$—	$(69)	$69	$—

Non-cash withholding taxes payable	$—	$69	$(69)	$—

Uncertain tax provision	$—	$(13)	$13	$—

Supplemental disclosure of non-cash investing and financing activities:
Cashless exercise of stock options	$—	$14	$—	$14

Table 4
EBITDA and Adjusted EBITDA
(In thousands)

	Three Months Ended		Three Months Ended
	August 31, 2008	May 31, 2009	August 31, 2009
	2Q09	1Q10	2Q10

Net income (loss)	$939	$(5,805)	$(513)
Benefit from income taxes	(440)	1,902	250
Other income and (expenses)	78	(39)	(171)
Depreciation & Amortization	1,123	1,627	1,318
Stock-based compensation	(2,634)	262	100
Impairment of goodwill and intangible assets	—	4,512	—

Adjusted EBITDA	$(210)	$(1,267)	$826

Non — GAAP Measure:
Adjusted EBITDA is defined as earnings before certain unusual and/or non-cash charges, depreciation and amortization, loss (gain) on sale of operating assets, impairment of intangible assets and goodwill, and non-cash compensation expense. Adjusted EBITDA should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP.
Table 5
Summary of General & Administrative expense
(In thousands)

	Three Months Ended
	August 31, 2008	August 31, 2009
	2Q09	2Q10

Compensation, excluding stock based compensation	$4,721	$1,995
Stock-based compensation	(2,634)	100
Bad Debt Expense	219	1,645
Legal and other professional fees	925	1,985
Rent and other office expenses	632	277
Other	855	1,447

General & Administrative expense	$4,718	$7,449